LAURUS MASTER FUND, LTD.
                       c/o M&C Corporate Services Limited
                          P.O. Box 309 GT, Ugland House
                               South Church Street
                                   George Town
                          Grand Cayman, Cayman Islands

                                                          August  1,  2005

SECURED  DIGITAL  APPLICATIONS,  INC.
11,  Jalan  51A/223
46100  Petaling  Jaya
Selangor,  Malaysia

Attention:  Patrick  Lim
          Chief  Executive  Officer

     Re:     Payoff
             ------

Ladies  and  Gentlemen:

     The undersigned, Laurus Master Fund, Ltd. ("Laurus"), has been advised by SECURED DIGITAL APPLICATIONS, INC. ("SDGL") and its subsidiaries and affiliates (collectively, the "Company") that the Company intends to repay all outstanding obligations (collectively, the "Obligations") of the Company to Laurus under the Secured Convertible Term Note (the "Note"), the Series A Cumulative Convertible Preferred Stock (the "Preferred Stock") and Securities Purchase Agreement dated August 31, 2004. It is agreed that the terms and conditions of this letter replaces the payoff letter of July 15, 2005 previously executed by the parties hereto

     Based on Laurus' books and records, the total amount of the Obligations if paid prior to 5:00 p.m. (New York time) on August 1, 2005 (the "Payoff Date") is $7,143,527.81 (the "Payoff Amount"), which amount includes all principal, interest, fees, costs, redemption costs, expenses and liquidated damages as of such date; provided, however, that if the Payoff Amount is not received by 5:00 p.m. on the Payoff Date, per diem interest at $1,448.36 per day shall be due until payment is so received. The terms of this letter expire on August 12, 2005.

     Laurus and the Company hereby agree that the payment of the Payoff Amount shall be satisfied in the following manner: (i) the Company shall wire a cash payment in the amount of $238,389.49 plus any per diem amounts due to the deposit account designated by Laurus as follows:

                     Bank:             North  Fork  Bank
                     ABA  #:           021407912
                     Account  #:       2704048053
                     Account  Name:    Laurus  Master  Fund  -  P&I
                     Reference:        SDGL  -  Payoff

(ii) Laurus shall instruct North Fork Bank to wire the restricted cash amount of $6,105,138.29 to a deposit account designated by Laurus, and (iii) Laurus shall convert an amount of the Obligations under the Note and or the Preferred Stock equal to $800,00.00 at a conversion price equal to $0.082 per share into shares of common stock of the Company (the "Payoff Common Stock"), which shares of Payoff Common Stock shall be freely tradeable and resold by Laurus without restriction of any kind, and the Company shall deliver the shares evidencing the Payoff Common Stock to Laurus. The Company and Laurus hereby acknowledge that the $6,105,138.29 currently in the restricted account and the $800,000 currently reflected as the amount that will be converted into equity are subject to adjustment depending on the actual date of the receipt of the Payoff Amount.

     Laurus hereby (i) acknowledges and agrees that payment of the Payoff Amount will constitute payment in full of all of the Obligations, (ii) represents that it has no other credit arrangements with, loans outstanding to, guaranties by, or interests or liens against the Company or any of the Company's personal or real property, (iii) releases, effective upon the receipt of the Payoff Amount (including the shares evidencing Payoff Common Stock), all security interests, liens, and guarantees which the Company may have granted to Laurus, and (iv) agrees that it will, at the Company's expense, terminate all of its agreements with the Company, other than in respect of any options and/or warrants received by Laurus from the Company.

     Laurus further agrees, from time to time after receipt of the Payoff Amount (including the shares evidencing Payoff Common Stock), at the Company's expense, to execute and deliver to the Company such further instruments and documents that are provided to Laurus and to take such further actions as may be reasonably necessary to fully effect the foregoing releases, discharges and terminations.

     This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

     This letter agreement may be executed in one or more counterparts each of which taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed an original signature hereto.

                                     Very  truly  yours,

                                     LAURUS  MASTER  FUND,  LTD.


                                     By:   /s/  David  Grin
                                           ----------------
                                     Name: David  Grin

Acknowledged  and  Agreed  to
as  of  this  1st  day  of  August  2005:

SECURED  DIGITAL  APPLICATIONS,  INC.

By:  /s/  Patrick  Soon-Hock  Lim
     ----------------------------
Name:     Patrick  Soon-Hock  Lim
Title:    Chief  Executive  Officer